UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2022
OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11911 FM 529
Houston,	TX	77041
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 329-4500
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.25 per share	OII	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Arrangements
Effective as of February 25, 2022, the Compensation Committee (the "Compensation Committee") of the Board granted awards of performance units and restricted stock units under Oceaneering's 2020 Incentive Plan (the "Incentive Plan") to various employees, including Oceaneering's executive officers.
The following table sets forth information regarding the performance units and restricted stock units awarded to each of the below-indicated continuing executive officers of Oceaneering listed in the "Summary Compensation Table" in Oceaneering's proxy statement for its 2021 annual meeting of shareholders as a named executive officer (the "Named Executive Officers"), as well as to Mr. Martin J. McDonald, who is expected to be listed as a named executive officer in Oceaneering's proxy statement for its 2022 annual meeting of shareholders. Mr. Charles W. Davison, who was a named executive officer in 2021, is omitted from the following table due to his departure from the Company in June 2021.

Name and Position	Number of Performance Units (1)(2)	Number of Restricted Stock Units (1)(3)
Roderick A. Larson	21,660	104,185
President and Chief Executive Officer and Director
Alan R. Curtis	7,046	33,889
Senior Vice President and Chief Financial Officer
David K. Lawrence	4,500	21,645
Senior Vice President, General Counsel and Secretary
Eric A. Silva	3,366	16,190
Senior Vice President and Chief Transformation Officer
Martin J. McDonald	3,136	15,086
Senior Vice President, Subsea Robotics
(1)    The performance units and restricted stock units are scheduled to vest in full on the third anniversary of the award date, subject to earlier vesting on: (a) an employee's attainment of Retirement Age (as defined in Exhibits 10.1 and 10.2), resulting in vesting on a pro-rata basis over three years, which in the case of Mr. Lawrence, began in 2020; or (b) the termination or constructive termination of an employee's employment in connection with a change of control or due to death or disability.
(2)    The number of performance units shown represents units with an initial notional value of $100 and is not equivalent to a number of shares of Oceaneering common stock. The Compensation Committee has approved specific financial goals and performance measures based on Cumulative Adjusted EBITDA and relative Total Shareholder Return, or TSR, for the three-year period from January 1, 2022 through December 31, 2024, to be used as the basis for the final value of the performance units awarded under the Incentive Plan. Cumulative Adjusted EBITDA and relative TSR are to be determined in accordance with the award agreement, and the final value of each performance unit may range from $0 to $200. Upon settlement, the value of the performance units will be payable in cash.
(3)    Each restricted stock unit represents the equivalent of one share of Oceaneering common stock. Settlement of the restricted stock units will be made in shares of Oceaneering common stock.
In addition, effective February 25, 2022, the Board: (1) granted awards of 11,905 shares of restricted stock under the Incentive Plan to each of the following nonemployee directors of Oceaneering: Ms. Karen H. Beachy, Mr. William B. Berry, Ms. Deanna L. Goodwin, Mr. M. Kevin McEvoy, Mr. Paul B. Murphy, Jr., Mr. Jon Erik Reinhardsen, Dr. Kavitha Velusamy and Mr. Steven A. Webster; and (2) granted an award of 17,677 shares of restricted stock under the Incentive Plan to Mr. T. Jay Collins, Chairman of the Board. The restricted stock awards are scheduled to vest in full on the first anniversary of the award date, provided that all awards are subject to: (a) earlier vesting on a change of control or the termination of the director's service due to death or disability; and (b) such other terms as are set forth in the award agreements.
Annual cash retainers for Oceaneering's nonemployee directors were continued for 2022 without change from 2021. All cash retainers are payable on a quarterly basis. The 2022 base cash retainer is $105,000 for Mr. Collins, as Chairman, and $70,000 for each of our other nonemployee directors. Base cash retainers are supplemented by cash retainers payable to the chairs and members of the committees of the Board at annual amounts, respectively, of $30,000 and $10,000 for the Audit Committee, $20,000 and $10,000 for the Compensation Committee, and $10,000 and $5,000 for the Nominating, Corporate Governance and Sustainability Committee.
In addition, the Compensation Committee approved: (1) the form of 2022 Performance Unit Agreement, including 2022 Performance Award: Goals and Measures, that will govern the terms and conditions of the performance unit awards made to Oceaneering's executive officers and other employees; and (2) the form of 2022 Restricted Stock Unit Agreement that will govern the terms and conditions of restricted stock unit awards made to Oceaneering's executive officers and other employees. The Board approved the forms of Nonemployee Director Restricted Stock Agreement that will govern the terms and conditions of restricted stock awards made to Oceaneering’s nonemployee directors.
The foregoing descriptions of the awards under the Incentive Plan are not complete and are qualified by reference to the complete forms of agreement (the "2022 LTIP Forms"), which are attached as exhibits to this report and incorporated by reference into this Item.
Effective as of February 25, 2022, the Compensation Committee approved the payment of bonuses awarded in 2021 under Oceaneering's Incentive Plan to various employees, including the Named Executive Officers and Mr. McDonald. The Compensation Committee had previously established performance goals for the year ending December 31, 2021 to be used as the basis for determining the final value, if any, of annual cash bonus awards approved under the Incentive Plan (the "2021 Bonus Program"). For executive officers, achievement was determined by reference to Adjusted EBITDA, Free Cash Flow and safety performance measures, for the year ended December 31, 2021. In determining Adjusted EBITDA for 2021 and following the recommendation of our executive management team, the Compensation Committee exercised its interpretive authority under the Incentive Plan and applied discretion to effectively reduce the impact of certain asset write-offs on the determination of Adjusted

EBITDA, and thereby reduce the amounts that otherwise would have been paid with respect to the 2021 Bonus Program awards, by an aggregate of approximately $3.8 million. The following table summarizes the payments approved under the 2021 Bonus Program for the Named Executive Officers and Mr. McDonald:

Name	2021 Bonus Program Amount
Roderick A. Larson	$1,203,175
Alan R. Curtis	$405,597
David K. Lawrence	$356,203
Eric A. Silva	$355,253
Martin J. McDonald	$319,601
Effective as of February 25, 2022, the Compensation Committee set the annual base salaries for the Named Executive Officers and Mr. McDonald as follows:

Name	2022 Base Salary
Roderick A. Larson	$760,000
Alan R. Curtis	$427,000
David K. Lawrence	$375,000
Eric A. Silva	$374,000
Martin J. McDonald	$360,500
Effective as of February 25, 2022, the Compensation Committee approved a performance-based annual cash bonus awards program under the Incentive Plan for the year ending December 31, 2022 (the "2022 Bonus Program"). Bonuses under the 2022 Bonus Program for executive officers will be based 60% on Adjusted EBITDA, 25% on Free Cash Flow, 10% on safety performance measures and 5% on environmental measures for the year ending December 31, 2022. Under this program, the target and maximum possible bonuses for the Named Executive Officers and Mr. McDonald, each as a percentage of such officer's base salary for 2022, are as follows:

Name	Target Bonus as a Percentage of Base Salary	Maximum Bonus as a Percentage of Base Salary
Roderick A. Larson	125%	235%
Alan R. Curtis	75%	141%
David K. Lawrence	75%	141%
Eric A. Silva	75%	141%
Martin J. McDonald	70%	132%
A summary of the 2022 Bonus Program is attached as an exhibit to this report and incorporated by reference into this Item.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.
Index to Exhibits

10.1 +	Form of 2022 Restricted Stock Unit Agreement

10.2 +	Form of 2022 Performance Unit Agreement

10.3 +	Form of Nonemployee Director Restricted Stock Agreement

10.4 +	2022 Annual Cash Bonus Award Program Summary

104	Cover Page Interactive Data File (embedded within the Inline XBRL document.)

+	Management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

Date:	March 1, 2022	By:	/S/ DAVID K. LAWRENCE
David K. Lawrence
Senior Vice President, General Counsel
and Secretary